Exhibit 10.2
AMENDMENT NO. 1 TO
SUPPLEMENTAL BENEFIT AGREEMENT

This Amendment No. 1 to Supplemental Benefit Agreement ("Amendment") dated September 23, 2014 between Meridian Bioscience, Inc., an Ohio corporation ("Corporation") and John A. Kraeutler, Chief Executive Officer ("Executive").

W I T N E S S E T H:

WHEREAS, Corporation and Executive entered into a Supplement Benefit Agreement dated June 12, 2012 ("Agreement"); and
WHEREAS, the parties desire to amend the Agreement upon the terms and conditions set forth in this Amendment with an effective date of October 1, 2014 (the "Effective Date").
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, Corporation and Executive agree as follows:
1.            Article 1 – Definitions, Subsection B, Non-Qualified Retirement from Service, shall be deleted.
2.            Article     1   -  Definitions, Subsection   C, Qualified Retirement from Service, shall be amended and restated as follows:
"C.            Qualified Retirement from Service. "Qualified Retirement from Service shall mean termination of Executive's employment any time after the date of September 30, 2014.
3.            Article 1 – Definitions, Subsection D, Insurance Benefits, shall be amended and restated as follows:
"D.  Insurance Benefits.  "Insurance Benefits" shall mean (1) all premium payments in amounts sufficient to cover in full Executive's and Executive's spouse, if any, Medicare Advantage Plan or its equivalent plan at a level equivalent to the most comprehensive coverage available; and (2) all premium payments in amounts sufficient to provide for comprehensive long-term care insurance for Executive and Executive's spouse with both (1) and (2) more fully defined in Executive's Amended and Restated Employment Agreement and Amendment No. 1 thereto, Section 6.1.

4.            Article II – Section B shall be deleted.
5.            Article II – Section C shall be deleted.
6.            All other terms and conditions set forth in the Agreement shall remain unchanged, and shall remain in full force and effect.
7.            This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective as of the Effective Date.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

MERIDIAN BIOSCIENCE, INC.

By: /s/ Melissa Lueke
Name: Melissa Lueke
Title: Executive Vice President and Chief Financial Officer

/s/ John A. Kraeutler
John A. Kraeutler